Exhibit 21.1

Subsidiaries of Open Text Corporation as of June 30, 2010

Corporation Name	Jurisdiction
Open Text Pty Limited	Australia
RedDot Solutions Australia Pty Ltd.	Australia
Hummingbird Australia Pty Ltd.	Australia
Vignette Pty Limited	Australia
Copper Australia Pty Ltd.	Australia
Open Text Software Austria GmbH	Austria
Vignette do Brasil Ltda.	Brazil
2016090 Ontario Inc.	Canada
2016091 Ontario Inc.	Canada
Open Text ULC	Canada
Cabinet Conseil Valsar Inc.	Canada
Nstein Technologies Inc.	Canada
Open Text Canada Ltd.	Canada
OT Limited Partnership No. 1	Canada
Hummingbird Canada Ltd.	Canada
Vignette Canada Inc.	Canada
Alis Technologies Inc.	Canada
Vizible Software Corporation	Canada
Burntsand Inc.	Canada
Hummingbird Connectivity Partnership	Canada
Open Text A/S	Denmark
Open Text ME Branch	Dubai
Open Text SARL	France
HCL France SAS	France
Hummingbird France SAS	France
Vignette SARL	France
Nstein Technologies France SASU	France
Open Text Software GmbH	Germany
Gauss Holding GmbH	Germany
Open Text GmbH	Germany
Hummingbird Holdings GmbH	Germany
Open Text Document Technologies GmbH	Germany
Vignette Deutschland GmbH	Germany
Captaris (Hong Kong) Limited	Hong Kong
Vignette Hong Kong Limited	Hong Kong
Vignette India Private Ltd.	India
Open Text Technologies India Private Limited	India
Open Text S.r.l.	Italy
Vignette Italia S.r.l.	Italy
Centrinity Ltd	Ireland
Open Text K.K.	Japan
Hummingbird Japan K.K.	Japan
Open Text SARL	Luxembourg
Vignette de Mexico S. de R.L. de C.V.	Mexico
Open Text International B.V.	Netherlands
Open Text European Holdings Cooperatief U.A.	Netherlands
Vignette B.V.	Netherlands
Vignette Holdings Netherlands B.V.	Netherlands
Vignette Software New Zealand Limited	New Zealand

Corporation Name	Jurisdiction
Open Text Sp. Z.o.o.	Poland
Vignette Iberica S.L., Secursal em Portugal	Portugal
S.C. Micronets Corporation S.r.l.	Romania
Open Text Asia Pte Ltd.	Singapore
Vignette Asia Pte Ltd.	Singapore
IXOS Technology S.L.U.	Spain
Hummingbird Spain, S.L.U.	Spain
Vignette Iberica S.L.U.	Spain
Open Text AB	Sweden
Vignette Nordic AB	Sweden
Open Text AG	Switzerland
Vignette Software (Switzerland) GmbH	Switzerland
Open Text UK Ltd.	UK
Hummingbird UK Limited	UK
Valid Information Systems Limited	UK
Hummingbird Legal Solutions Limited	UK
PeopleDoc Limited	UK
RedDot Solutions (UK) Limited	UK
Castelle Europe Limited	UK
Vignette Europe Limited	UK
Picdar Group Limited	UK
Nstein Technologies Europe Limited	UK
Picdar Limited	UK
Picdar Services Limited	UK
Burntsand Corp.	USA
Express Language Exchange Inc.	USA
Open Text Inc.	USA
Open Text USA Inc.	USA
Momentum Systems, Inc.	USA
Open Text GP Inc.	USA
OT USA LLC	USA